                                                                   Exhibit 99.40

THOMAS F. KUMMER
VON S. HEINZ
KUMMER KAEMPFER BONNER & RENSHAW
Seventh Floor
3800 Howard Hughes Parkway
Las Vegas, Nevada  89109
(702) 792-7000

Attorneys for Defendant/Counterclaimant
ITT CORPORATION




                             UNITED STATES DISTRICT COURT

                                  DISTRICT OF NEVADA


HILTON HOTELS CORPORATION and          )
HLT CORPORATION,                       )    Case No. CV-S-97-95-PMP(RLH)
                                       )
            Plaintiffs,                )
    vs.                                )
                                       )
ITT CORPORATION,                       )
                                       )
            Defendant.                 )
_______________________________________
                                       )
ITT CORPORATION,                       )
                                       )
            Defendant and              )
            Counterclaimant,           )
                                       )
      vs.                              )
                                       )
HILTON HOTELS CORPORATION and          )
HLT CORPORATION,                       )
                                       )
            Plaintiffs and             )
            Counterdefendants.         )
_______________________________________)


           ITT CORPORATION'S MEMORANDUM IN OPPOSITION TO LATHAM & WATKINS'
                          APPLICATION FOR SPECIAL APPEARANCE

    Defendant/counterclaimant ITT Corporation ("ITT") has moved for an order requiring plaintiffs and counterdefendants Hilton Hotels Corporation and HLT Corporation (collectively, "Hilton") to dismiss Latham & Watkins ("Latham") as counsel in connection with Hilton's hostile attempt to acquire ITT. In opposition to that motion, Latham -- a self-proclaimed non-party -- has filed voluminous papers in opposition to ITT's motion against Hilton.

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                                                                               2
    From Latham's submissions, it is clear that Latham is seeking affirmative relief from this Court--Latham not only moves to strike the Affidavit of Theodore J. Fischkin submitted by ITT but also requests the entry of a proposed order denying ITT's motion. Despite seeking affirmative relief from this Court, Latham has filed an application for special appearance, apparently for the purpose of avoiding a voluntary submission to this Court's jurisdiction.
Latham's application is plainly procedurally improper and should be denied.

    Latham should be ordered either to withdraw its papers or to file a motion for leave to intervene with an accompanying pleading in intervention pursuant to Rule 24 of the Federal Rules of Civil Procedure. Only by voluntarily submitting itself to the jurisdiction of this Court may Latham's papers and requests for relief be considered.1/

                         MEMORANDUM OF POINTS AND AUTHORITIES
                                       ARGUMENT

I.  LATHAM'S APPLICATION TO MAKE A SPECIAL APPEARANCE IS PROCEDURALLY IMPROPER

    The "special appearance" is a device, still utilized in some state courts, by which one may appear before a court for the limited purpose of challenging the court's personal jurisdiction or the adequacy of process. See, e.g., Robert
C. Casad, 1 Jurisdiction in Civil Actions Section 3.01[5][a], at 3-43-55 (2d ed.
1991).2/ The nature of Latham's submissions and the relief Latham seeks make plain that Latham is not seeking to participate in this action for the limited purpose of challenging the Court's jurisdiction. Rather, Latham wishes to participate in the merits of this action without submitting itself to this Court's jurisdiction. Latham simply cannot have it both ways: by arguing the merits, Latham has waived any future challenge to

_____________
    1As ITT discusses in its Reply Memorandum on the merits, this Court has the power to grant ITT's request for relief against Hilton regardless of whether Latham files a motion for leave to intervene.

    2The "special appearance" has been abolished in federal practice. See, e.g., Dragor Shipping Corp. v. Union Tank Car Co., 378 F.2d 241, 243 n.2 (9th Cir. 1967); Jackson v. Continental Trailways, Inc., 65 F.R.D. 451, 455 (D. Nev.
1974).

                                                                               3
this court's jurisdiction. See, e.g., Jackson, 65 F.R.D. at 455 (if a party first proceeds on the merits, it cannot afterwards challenge court's jurisdiction); Inland Credit Corp. v. M/T Bow Egret, 552 F.2d 1148, 1152 (5th Cir. 1977), quoting Adam v. Saenger, 303 U.S. 59, 67-68 (1938) (appellant, "by his voluntary act in demanding justice", "submitted himself to the jurisdiction of the court").

    Latham's application for a special appearance must therefore be denied.

II. LATHAM SHOULD SEEK LEAVE TO INTERVENE IF IT WISHES TO PARTICIPATE IN THE MERITS

    Latham argues that it "is not a party or counsel in this action and a special appearance to respond to ITT's falsehoods appears to be the only available vehicle for the firm to present its views to the Court."3/

    Latham is wrong. Given the purposes for which Latham wishes to participate in this action, the proper procedural vehicle is a motion for leave to intervene pursuant to Fed. R. Civ. P. Rule 24.4/ See, e.g., In re Pantopaque Prods. Liab. Litig., 938 F. Supp. 266, 273 (D.N.J. 1996):

    "It is axiomatic that a federal court may only adjudicate the claims of persons who are parties before it. See SEC v. Investors Sec. Leasing Co., 610 F.2d 175, 177-78 (3d Cir. 1979) (district courts do not have jurisdiction to consider claims of nonparties). . . . As a threshold matter, [the non-party] must first seek leave to intervene under Rule 24 before he may even assert his claims here. In re Fine Paper Antitrust Litigation, 695 F.2d 494, 499 (3d Cir. 1982) (absent intervention nonparties are without standing to present claims to a court)."


______________
     3Application for Special Appearance in Connection With Latham & Watkins' Response to ITT's Motion requiring Hilton to Discharge Latham & Watkins as Counsel ("Application"), at 2. ITT notes, parenthetically, that Latham's Application fails to comply with LR 7-2(a), which requires all motions to be supported by a memorandum of points and authorities.

     4There is also no reason why Latham's client, Hilton, could not have submitted all of the affidavits and arguments that Latham has presented, especially since ITT is seeking relief against Hilton. Hilton, for reasons not disclosed in either set of papers, apparently chose not to do so.

                                                                               4
Because intervention of right is clearly unavailable,5/ Latham should either withdraw its papers or file a motion for permissive intervention pursuant to Fed. R. Civ. P. Rule 24(b). Latham must also comply with Fed. R. Civ. P. Rule 24(c), which requires, in addition to a motion, "a pleading setting forth the claim or defense for which intervention is sought." Only by submitting to this Court's jurisdiction through a request for intervention may Latham's papers and requests for relief be considered.

                                      CONCLUSION
    For the reasons set forth above, ITT respectfully requests that the Court deny Latham's application for special appearance and require Latham either to withdraw its papers or file a motion to intervene pursuant to Rule 24(b).

DATED this 11th day of March, 1997.

                        KUMMER KAEMPFER BONNER & RENSHAW



                        By /s/ VON S. HEINZ
                          --------------------------------
                             THOMAS F. KUMMER
                             VON S. HEINZ
                             Seventh Floor
                             3800 Howard Hughes Parkway
                             Las Vegas, Nevada 89109
                             Attorney for Defendant/
                             Counterclaimant
                             ITT CORPORATION


________________
    5In particular, Latham cannot show that its interests are "inadequately represented by the other parties". United States v. Oregon, 839 F.2d 635, 637 (9th Cir. 1988). "In determining whether rights are being adequately represented, it is appropriate to examine whether existing parties' interests are such that they will make all of the arguments the applicants would make." Id. at 638. In the present case, the interests of Hilton and Latham do not diverge, and as already noted, there is no reason why Hilton could not have submitted the arguments and evidence submitted by Latham.

                                                                         5
                             CERTIFICATE OF SERVICE

    Pursuant to Fed. R. Civ. P. 5(b), I hereby certify that service of the foregoing ITT CORPORATION'S MEMORANDUM IN OPPOSITION TO LATHAM & WATKINS' APPLICATION FOR SPECIAL APPEARANCE was made this date by delivering by hand a true copy of the same to the following:

              Steve Morris
              Kristina Pickering
              Schreck Morris
              1200 Bank of America Plaza
              300 South Fourth Street
              Las Vegas, Nevada 89101

              Donald J. Campbell
              Donald J. Campbell & Associates
              300 South Fourth Street
              Suite 1409
              Las Vegas, Nevada 89101

and by delivering by facsimile and overnight mail a true copy of the same to the following:

              Bernard W. Nussbaum
              Eric M. Roth
              Marc Wolinsky
              Scott L. Block
              Wachtell, Lipton, Rosen & Katz
              51 West 52nd Street
              New York, New York 10019


DATED this 11th day of March, 1997.


                                /s/ ELIZABETH MOULTON
                             ------------------------------
                             An Employee of Kummer Kaempfer
                                Bonner & Renshaw